Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information contact:

Susan Martin, Media Contact

310-231-4142 or smartin@kbhome.com

Or

Katoiya Marshall, Investor Relations Contact

310-893-7446 or kmarshall@kbhome.com

KB HOME REPORTS PRELIMINARY QUARTER-TO-DATE NET ORDERS INCREASE 54%

LOS ANGELES, California (January 22, 2013) – KB Home (NYSE: KBH), one of the nation’s largest and most recognized homebuilders, today reported preliminary quarter-to-date net orders for its first fiscal quarter of 2013. Net orders for new homes were 750 quarter-to-date through January 18, 2013, representing an increase of 54%, compared to net orders of 488 through January 20, 2012 in the first quarter of last year. While the improved quarter-to-date net orders compare favorably to the weak net order performance in the prior year period, the relative improvement is expected to moderate as the fiscal first quarter 2013 continues.

“We have seen a measurable increase in our first quarter net orders as compared to the same period last year,” said Jeffrey Mezger, president and chief executive officer of KB Home. “This trend reflects the ongoing improvement in the housing market and our focused execution of our strategic growth initiatives.”

To learn more about KB Home, visit kbhome.com or call 888-KB-HOMES.

About KB Home

KB Home is one of the largest and most recognized homebuilding companies in the United States. Since its founding in 1957, the company has built more than half a million quality homes. KB Home’s signature Built to Order™ approach lets each buyer customize their new home from lot location to floor plan and design features. In addition to meeting strict ENERGY STAR® guidelines, all KB homes are highly energy efficient to help lower monthly utility costs for homeowners, which the company demonstrates with its proprietary KB Home Energy Performance Guide® (EPG®). A leader in utilizing state-of-the-art sustainable building practices, KB Home was named the #1 Green Homebuilder in the most recent study by Calvert Investments and the #1 Homebuilder on FORTUNE magazine’s 2011 World’s Most Admired Companies list. Los Angeles-based KB Home was the first homebuilder listed on the New York Stock Exchange, and trades under the ticker symbol “KBH.” For more information about KB Home’s new home communities, call 888-KB-HOMES or visit www.kbhome.com.

Forward-Looking and Cautionary Statements

The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of KB Home. All figures are unaudited and may be adjusted in the reported financial statements of KB Home. KB Home makes no commitment to update this information for changes in circumstances or events that occur subsequent to the date of this release. In addition, certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to the following: general economic, employment and business conditions; adverse market conditions, including an increased supply of unsold homes, declining home prices and greater foreclosure and short sale activity, among other things, that could result in, among other negative impacts on our consolidated financial statements, additional impairment or land option contract abandonment charges, lower revenues and operating and other losses; conditions in the capital, credit and financial markets (including mortgage lending standards, the availability of mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level, maturity schedule and structure and to access the equity, credit, capital or other financial markets or other external financing sources, including raising capital through the public or private issuance of common stock, debt or other securities, and/or obtaining a credit or similar facility or project financing, on favorable terms; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and resale homes, including lenders and other sellers of homes obtained through foreclosures or short sales; weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; decisions by lawmakers on federal fiscal policies, including those relating to taxation and government spending; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; legal or regulatory proceedings or claims; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count, open additional new home communities for sales and sell higher-priced homes and more design options, and our operational and investment concentration in markets in California and Texas), revenue growth, asset optimization, asset activation, local field management and talent investment, and overhead and other cost management strategies and initiatives; consumer traffic to our new home communities and consumer interest in our product designs and offerings, particularly higher-income consumers; cancellations and our ability to realize our backlog by converting net orders to home deliveries; our home sales and delivery performance in key markets in California and Texas; the manner in which our homebuyers are offered and whether they are able to obtain mortgage loans and mortgage banking services, including from our preferred mortgage lender, Nationstar Mortgage LLC; the performance of Nationstar as our preferred mortgage lender; information technology failures and data security breaches; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission for a further discussion of these and other risks and uncertainties applicable to our business.

###